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BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST IV
SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES
SERIES 1998-1, INVESTOR NUMBER 19982001

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MONTHLY SERVICING SUMMARY                                                          PERIOD ENDING:              08/31/98
----------------------------------------------------------------------------------------------------------------------------------
                                                                           Pass Through
                                                                               Rate              Balance             Pool Factor
                                                                          -------------     ---------------         ------------
                                              BOP  Scheduled Pool                           $851,714,003.47          95.1168046%
                                              EOP  Scheduled Pool                            842,313,779.59          94.0670165%
Determination Date:         09/04/98        Class A-1 Certificate             6.4700%        681,133,687.03          92.7646456%
Remittance Date:            09/10/98          Class M Certificate             6.9400%         67,158,000.00         100.0000000%
Prior Period WAC              10.38%        Class B-1 Certificate             7.8100%         53,727,000.00         100.0000000%
Current Period WAC            10.38%        Class B-2 Certificate             8.0000%         40,295,092.56         100.0000000%
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I.    RECAP OF POOL:                           LOAN
                                               COUNT        CLASS A-1          CLASS M            CLASS B-1          CLASS B-2
                                             -------     ---------------    --------------     --------------    ---------------
      Beginning Certificate Balance           32,154     $690,533,910.91    $67,158,000.00      $53,727,000.00    $40,295,092.56
      Scheduled Principal Reduction                       (2,118,764.36)              0.00                0.00              0.00
      Partial Principal Prepayments                         (422,990.15)              0.00                0.00              0.00
      Principal Prepayments In Full            (239)      (5,202,690.31)              0.00                0.00              0.00
      Contract Liquidations                     (76)      (1,655,779.06)              0.00                0.00              0.00
      Contract Repurchases                         0                0.00              0.00                0.00              0.00
      Previously Undistributed Shortfalls                           0.00              0.00                0.00              0.00
                                             -------     ---------------    --------------     --------------    ---------------
      Remaining Certificate Balance           31,839     $681,133,687.03    $67,158,000.00      $53,727,000.00    $40,295,092.56
                                             -------     ---------------    --------------     --------------    ---------------
                                             -------     ---------------    --------------     --------------    ---------------
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II.   DISTRIBUTIONS:
                                                           CLASS A-1           CLASS M           CLASS B-1          CLASS B-2
                                                        ----------------    --------------     --------------    ---------------
      Principal Distribution Amount                       $ 9,400,223.88       $      0.00         $      0.00       $      0.00
      Scheduled Interest Distribution
      Amount                                                3,723,128.67        388,397.10          349,673.23        268,633.95
      Unpaid Interest Shortfall Current
      Period                                                        0.00              0.00                0.00              0.00
      Previously Undistributed Interest
      Shortfalls                                                    0.00              0.00                0.00              0.00
                                                        ----------------    --------------     --------------    ---------------
      Total Distribution                                  $13,123,352.55       $388,397.10         $349,673.23       $268,633.95
                                                        ----------------    --------------     --------------    ---------------
                                                        ----------------    --------------     --------------    ---------------

                                                                                                 --------------
      AVAILABLE DISTRIBUTION AMOUNT:                                                             14,953,306.71
                                                                                                 --------------
                                                                                                 --------------
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
III.  MONTHLY ADVANCE

                                                       Monthly Advance Amount                      $      0.00
                                                  Outstanding Amount Advanced                      $      0.00

IV.   RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                        $823,249.88
                                                                                               ----------------
                                                                                               ----------------

V.    SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                $ 9,486,090.49
                                                                                Gross Int...     (7,367,326.13)
                                                                                               ----------------
                                                                                Principal...      2,118,764.36
                                                                                               ----------------
                                                                                               ----------------

VI.   SERVICING FEE:                                                                            $   709,761.67
                                                                                               ----------------
                                                                                               ----------------
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VII.  DELINQUENCY INFORMATION:
                                                          Days Delinquent             Number        Actual Balance
                                                      ---------------------    -------------     ------------------
                                                               31 - 59                   382        $10,064,511.74
                                                               60 - 89                   110          3,028,016.25
                                                             90 or more                   97          2,875,908.43
                                                      ---------------------    -------------     ------------------
                                                          Total Delinquent               589        $15,968,436.42
                                                                               -------------     ------------------
                                                                               -------------     ------------------
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VIII. REPOSSESSION INFORMATION:                                                       Number        Actual Balance
                                                                               -------------     ------------------
                                                         BOP Repossessions               137       $  3,816,794.89
                                                        Plus Repossessions                91          2,287,219.10
                                                                this Month
                                                         Less Liquidations               (76)       ($1,680,827.26)
                                                                               -------------     ------------------
                                                         EOP Repossessions               152       $  4,423,186.73
                                                                               -------------     ------------------
                                                                               -------------     ------------------
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IX.   REPURCHASES:
                                                                                     Number        Actual Balance
                                                                               -------------     ------------------
                                                      Contracts Repurchased
                                                                or Replaced               0                 $0.00
                                                        Eligible Substitute
                                                                  Contracts               0                 $0.00
                                                                               -------------     ------------------
                                                         Difference Paid by
                                                                   Servicer                0                $0.00
                                                                               -------------     ------------------
                                                                               -------------     ------------------
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
X.    RESERVE ACCOUNT SUMMARY:
                       Reserve Account Deposit Amount                                                $        0.00
                       Reserve Account Draw Amount                                                   $        0.00
                       Distribution to Class R Certificateholder                                     $   41,912.09
                       Ending Balance  at                             31-Aug-98                      $8,996,313.09

XI.   DELINQUENCY RATIOS
                                                             Average 30-Day Delinquency Ratio                1.05%
                                                             Average 60-Day Delinquency Ratio                0.56%
                                                               Cumulative Realized Loss Ratio                0.30%
                                                                  Current Realized Loss Ratio                0.21%

XII.  LIQUIDATION LOSSES:
                                                     Previous Period Aggregate Net Liquidation
                                                                                       Losses:       $1,696,453.58
                                                      Current Period Aggregate Net Liquidation
                                                                                       Losses:       $2,651,850.64
                                                            Current Period Liquidation Losses:       $  955,397.06

XIV.  CERTIFICATE ACCOUNT INTEREST:                                                                  $   56,106.78
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